Exhibit 99.1
United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended November 30, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$673,260
Unrealized Gain (Loss) on Market Value of Futures	2,253,770
Dividend Income	5,565
Interest Income	132
ETF Transaction Fees	3,000
Total Income (Loss)	$2,935,727

Expenses
Investment Advisory Fee	$73,336
Audit fees	3,150
NYMEX License Fee	2,963
Brokerage Commissions	1,456
Prepaid Insurance Expense	1,317
Non-interested Directors' Fees and Expenses	827
SEC & FINRA Registration Expense	600
Total Expenses	$83,649
Net Gain (Loss)	$2,852,078

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 11/1/10	$142,855,715
Additions (200,000 Units)	7,666,079
Net Gain (Loss)	2,852,078

Net Asset Value End of Period	$153,373,872
Net Asset Value Per Unit (3,900,000 Units)	$39.33

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502